UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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Peoples Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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Peoples Bancorp, Inc.

May 4, 2012

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Dear Stockholder:

We recently discovered that the proxy card that was distributed to you as part of the definitive proxy materials for the 2012 Annual Meeting of Stockholders of Peoples Bancorp, Inc. contained a typographical error. At the annual meeting, pursuant to Proposal 3, stockholders of record as of March 1, 2012 will be asked to ratify the appointment of our independent registered public accounting firm for fiscal year 2012. The proxy card erroneously indicated that the appointment is for fiscal year 2011.

We have enclosed a revised proxy card. Please discard any proxy card that you may have previously received referencing the 2011 fiscal year accounting firm appointment.

All stockholders of record as of the record date are cordially invited to attend the meeting and vote in person. Those who cannot attend are urged to promptly sign, date and mail the enclosed proxy card in the envelope provided for that purpose. If you already executed and returned the proxy card that was previously provided to you, it is important that you promptly execute, date and return the new proxy card that is enclosed with this letter.

We sincerely apologize for any confusion or inconvenience. Please do not hesitate to call me if you have any questions.

Sincerely yours, /s/ Thomas G. Stevenson Thomas G. Stevenson President, Chief Executive Officer, and Chief Financial Officer

Enclosures